Exhibit 10.16

SETTLEMENT AGREEMENT AND RELEASE OF CLAIMS

This Settlement Agreement and Release of Claims (“AGREEMENT”), made and entered into as of the day and date set forth below, by WILLIAM FISH, individually, to and in favor of BLACKROCK CAPITAL INVESTMENT CORPORATION, f/k/a BLACKROCK KELSO CAPITAL CORPORATION, AND 52ND STREET ADVISORS, LLC, f/k/a BLACKROCK KELSO CAPITAL ADVISORS, LLC (collectively, “BLACKROCK”), witnesseth that:

RECITALS

WHEREAS, RELEASOR is a plaintiff in a lawsuit styled, “JERRY FISH, et al, Plaintiffs, v. AL SOLUTIONS, INC., et al, Defendants,” Hancock County, West Virginia Civil Action No. 11-C-88W (the “LITGATION”), consolidated with “RICHARD T. SWAIN, et al., Plaintiffs, v. AL SOLUTIONS, INC., et al, Defendants,” Hancock County, West Virginia Civil Action No. 11-C-90W (collectively the “CONSOLIDATED LITIGATION”), alleging claims against BLACKROCK as a result of an accident which took place on December 9, 2010;

WHEREAS, RELEASOR and BLACKROCK desire to resolve any and all matters and claims arising out of the LITIGATION as between them;

NOW THEREFORE, in consideration of the promises, payments and covenants herein set forth, and for other good and valuable consideration, the adequacy and sufficiency of which are acknowledged by all parties, the parties hereby agree as follows:

AGREEMENT

1.    Conditions

The terms of this AGREEMENT are contingent on the court approving, to the extent required, all of the settlements reached between BLACKROCK and the plaintiffs in the CONSOLIDATED LITIGATION, and dismissal of RELEASOR’S claims in the LITIGATION with prejudice.

2.    Payment

Within ten business days after the condition set forth in Paragraph 1 is met and this AGREEMENT is signed, BLACKROCK shall cause to be paid to RELEASOR the sum of One Hundred Thousand Dollars ($100,000.00), made payable to William Fish and Mark Colantonio, Esq., his attorney. RELEASOR shall be responsible for the payment of any liens or charges against this payment.

3.    Release

RELEASOR, for himself and for his heirs, executors, administrators, personal representatives, insurers, successors and assigns, does hereby fully and unconditionally release, acquit and forever discharge BLACKROCK CAPITAL INVESTMENT CORPORATION, 52ND STREET ADVISORS, LLC, and any parents, subsidiaries, divisions, affiliates, successors, predecessors, assignees, agents, directors, officers, employees, attorneys, accountants, and any other persons, firms, or entities in any way related to BLACKROCK (collectively, “the BlackRock Entities”), jointly and severally, from any and all civil and/or administrative actions, causes of action, proceedings, claims, demands, wrongful death claims, rights, costs, loss of services, expenses, and compensation of any kind or nature whatsoever, howsoever arising, known or unknown, suspected or unsuspected, disclosed or undisclosed, absolute or contingent, whether asserted in the LITIGATION or otherwise, that RELEASOR now has, may have or ever had, or may at any time in the future have, against the BlackRock Entities, arising from or in any way related to the incident of December 9, 2010 that is the subject of the LITIGATION. The payment provided for in Paragraph 2 of this AGREEMENT is accepted in full satisfaction, extinguishment and bar of all such causes of action and claims against the BlackRock Entities arising from or relating to the incident of December 9, 2010, including the claims and causes of action that are the subject of the LITIGATION.

4.    Non-Admission

It is expressly understood and agreed that this AGREEMENT represents a compromise of disputed claims. The payment and other considerations set forth herein, including the mutual promises and agreements, do not constitute and are not to be construed as an admission of liability, responsibility or fault by BLACKROCK. BLACKROCK denies any and all negligence, liability, responsibility, or fault in connection with the claimed personal injury or otherwise.

5.    Representations and Warranties

A.    RELEASOR represents and warrants that no promise or inducement has been offered except as herein set forth; that this AGREEMENT is executed without reliance upon any statement or representation by the persons or parties released or their representatives concerning the nature and extent of the injuries and/or damages and/or legal liability therefore.

B.    RELEASOR represents and warrants that he is of legal age, legally competent, and authorized to execute this AGREEMENT.

C.    RELEASOR represents and warrants that he is the sole owner of the claims for damages allegedly suffered as a result of the events which are the subject matter of the LITIGATION.

D.    RELEASOR represents and warrants that all medical, hospital and other expenses arising out of the aforementioned accident, injury or event have been paid or will be paid.

E.    RELEASOR represents and warrants that any and all liens will be satisfied out of the payment provided for in this AGREEMENT.

F.    RELEASOR represents and warrants that no person, firm or corporation other than RELEASOR and his attorneys of record, has any right to share in the payment provided for in this AGREEMENT except as may be provided by the Court upon approval of the wrongful death claims asserted by RELEASOR.

G.    RELEASOR represents and warrants that no other person, firm, or entity has the right to proceed by way of subrogation or otherwise against the parties hereby released.

H.    RELEASOR represents and acknowledges that the terms of this AGREEMENT have been explained to him by his counsel of record.

The warranties and recitals contained herein are intended to be covenants of the parties, are a material part of this agreement, and are intended to be binding on the parties.

6.    Taxation

The parties acknowledge that BLACKROCK has made no representations regarding state or federal taxation of any of the amounts provided for in this AGREEMENT. The parties are relying solely on their own advisors for assistance with issues of taxation. In the event that a question should arise about the taxability of any portion of this settlement amount, each party shall be responsible for paying its own tax obligations, as well as any penalties, fines, attorneys’ fees, accountants’ fees, or any other such costs, if any, that are incurred in the resolution of any question of taxability.

7.    Confidentiality

From the date of the execution of this Agreement, RELEASOR agrees that the amount, terms, and conditions of the settlement with BLACKROCK are confidential except:

a)	as may be necessary to seek and obtain Court approval of any settlement pursuant to W.Va. Code § 55-7-7, et seq. and W.Va. Code § 44-10-14 and including disclosure to potential beneficiaries;

b)	to RELEASOR’S immediate family, his attorneys, tax preparers, financial advisors, governmental agencies and/or courts of law each of whom shall be informed of this confidentiality obligation and of his/her obligation to abide by it;

c)	in response to a Court Order, directive or request as may otherwise be required by law;

d)	to enforce the terms of this Agreement,

e)	to local, state or federal taxing authorities, state or federal security regulatory authorities, lenders or auditors of counsel to the parties upon their request;

f)	in any court proceeding in which RELEASOR’S financial status/rights is/are at issue and it is necessary for RELEASOR to enforce and/or defend against any claims, rights and/or positions he may have against parties other than BLACKROCK; or

g)	to the extent disclosure is specifically consented to by both RELEASOR and BLACKROCK;

From the date of the execution of this Agreement, counsel for RELEASOR shall not be permitted to identify BLACKROCK in any promotional or marketing material or disclose the specific amounts paid by each defendant. Counsel for RELEASOR shall be permitted to discuss the global resolution, including the total amount of the global settlement, of the LITIGATION and CONSOLIDATED LITIGATION but if asked specifically about BLACKROCK and/or the settlement with BLACKROCK, counsel shall only be permitted to state: “All matters with BLACKROCK have been resolved and I/we are not permitted to speak about the specifics of the settlement under the terms and conditions of the settlement agreement.”

8.    Successors in Interest

This AGREEMENT is binding upon and shall inure to the benefit of the parties and their respective successors, assigns, heirs, and representatives.

9.    Construction of Agreement

The wording of this AGREEMENT was prepared, reviewed and accepted by the parties and their counsel prior to its execution. No party shall be entitled to have any wording of this AGREEMENT construed against any other party in the event of any dispute arising between them in connection with it.

10.    Entire Agreement

This AGREEMENT, and the stipulation for dismissal herein provided for, constitute the sole, entire, and complete agreement of the parties relating in any way to the subject matter hereof. No other statements, promises, or representations have been made by any party to the other or relied upon, and no consideration has been or is offered, expected, or held out other than as may be expressly provided herein. All prior discussions and negotiations have been and are merged and integrated into, and are superseded, by this AGREEMENT.

11.    Execution in Counterpart

This AGREEMENT may be executed in counterpart, and each is effective as an original.

IN WITNESS WHEREOF, this AGREEMENT has been signed by the RELEASOR as shown below.

/s/ William Fish
WILLIAM FISH, individually.

Taken, sworn to and subscribed before me, this 22nd day of November, 2016.

/s/ Katie Sims
Notary Public

My Commission Expires: July 12, 2021

BLACKROCK CAPITAL INVESTMENT CORPORATION, f/k/a BLACKROCK KELSO CAPITAL CORPORATION and 52ND STREET ADVISORS, LLC, f/k/a BLACKROCK KELSO CAPITAL ADVISORS, LLC

By:	/s/ Donna Milia

Taken, sworn to and subscribed before me, this 22nd day of November, 2016.

/s/ Nancy Rogan
Notary Public

My Commission Expires: December 27, 2017